UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

KCG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard

Jersey City, New Jersey 07310

(Address of principal executive offices)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2014, KCG Holdings, Inc (“KCG”) entered into an Advisory Services and Separation Agreement (the “Agreement”) with Steven Bisgay, KCG’s former Chief Financial Officer, in connection with Mr. Bisgay’s departure from KCG as previously disclosed in a Current Report on Form 8-K dated September 12, 2014. The Agreement provides among other items that Mr. Bisgay will remain as an advisor to KCG until the end of the year, that his departure will receive “termination without cause” treatment and that KCG and Mr. Bisgay have agreed to reduce the period of his non-competition covenant (and the corresponding payment has been reduced). The benefits payable to Mr. Bisgay upon a termination without cause at December 31, 2013 are described in KCG’s 2014 Proxy Statement.

The foregoing summary is qualified in its entirety by the Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Advisory Services and Separation Agreement dated November 6, 2014, by and between KCG Holdings, Inc. and Steven Bisgay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCG Holdings, Inc.

(Registrant)

Date: November 12, 2014	By:	/s/ John McCarthy
	Name:	John McCarthy
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Advisory Services and Separation Agreement dated November 6, 2014, by and between KCG Holdings, Inc. and Steven Bisgay.